Exhibit 99.1

Jack in the Box Inc. Completes $1.3 Billion Securitized Financing Transaction

SAN DIEGO--(BUSINESS WIRE)--July 8, 2019--Jack in the Box Inc. (NASDAQ: JACK) (the “Company”) today announced that one of its indirect, limited-purpose subsidiaries (the “Master Issuer”) has completed the sale of $575 million of its Series 2019-1 3.982% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”), $275 million of its Series 2019-1 4.476% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes”), and $450 million of its Series 2019-1 4.970% Fixed Rate Senior Secured Notes, Class A-2-III (the “Class A-2-III Notes” and, together with the Class A-2-I Notes and Class A-2-II Notes, the “2019 Notes”). Interest payments on the 2019 Notes are payable on a quarterly basis. The anticipated repayment dates of the Class A-2-I Notes, the Class A-2-II Notes and the Class A-2-III Notes are August 2023, August 2026 and August 2029, respectively, unless earlier prepaid to the extent permitted under the indenture that will govern the 2019 Notes. The 2019 Notes were issued by the Master Issuer in a privately placed securitization transaction.

The net proceeds of the sale of the 2019 Notes are expected to be used to repay all of the existing indebtedness under the Company’s senior credit facility, to pay the transaction costs and to fund the reserve accounts associated with the securitized financing facility, and for working capital purposes and for general corporate purposes, which may include a return of capital to the Company’s equity holders.

The Master Issuer also entered into a purchase agreement under which it will issue up to $150 million of its Series 2019-1 Variable Funding Senior Secured Notes, Class A-1 (the "Class A-1 Notes"), which will allow the Master Issuer to borrow amounts from time to time on a revolving basis.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2019 Notes or any other security. The 2019 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchisee development; litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; the company’s ability to obtain additional financing and increase its debt leverage; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Contacts

Investor Contact:
Carol DiRaimo, (858) 571-2407
Rachel Webb, (858) 571-2683

Media Contact:
Brian Luscomb, (858) 571-2291